Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement to Form S-1 of Marin Software Incorporated of our report dated June 27, 2012, except for Notes 12 and 13, as to which the date is December 13, 2012, relating to the consolidated financial statements of Marin Software Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 13, 2013